UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2005

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

43-1792717
(I.R.S. employer identification number)

0-23325
(Commission file number)

1341 West Battlefield
Springfield, Missouri 65807
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INCLUDED INFORMATION

Item 1.01 Entry Into a Material Definitive Agreement

On July 29, 2005, Guaranty Federal Bancshares, Inc. (the "Company") and its wholly-owned subsidiary, Guaranty Bank (the "Bank"), entered into a Resignation and Separation Agreement and Release of All Claims with William B. Williams effective as of August 6, 2005 pursuant to which Mr. Williams agreed to resign from employment and all officer and director positions that he served with the Company or the Bank on July 7, 2005, including without limitation, as Executive Vice President - Chief Administrative Officer of the Company. Pursuant to this agreement, Mr. Williams will receive severance pay in an amount equal to $38,824.00, payable proportionately over the remaining five months of calendar year 2005, and Mr. Williams releases any and claims he may have against the Company or the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

By:
/s/ Shaun A. Burke______________
Shaun A. Burke
President and Chief Executive Officer

Date: July 29, 2005